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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                                   PURSUANT TO

                             SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 14, 2000

                              --------------------

                             CYTOTHERAPEUTICS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          Delaware                        0-19871                   94-3078125

(State or other jurisdiction     (Commission File Number)        (I.R.S. Employer
      of incorporation)                                       Identification Number)

                           525 DEL REY AVENUE, SUITE C
                               SUNNYVALE, CA 94086

          (ADDRESS, OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                                 (408) 731-8670

               (REGISTRANT'S TELEPHONE NUMBER INCLUDING AREA CODE)

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                                   Page 1 of 4
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Item 2.  Acquisition or Disposition of Assets.

         CytoTherapeutics, Inc. (the "Company") announced that on December 30, 1999 it sold its Encapsulated Cell Technology ("ECT") to Neurotech S.A., a privately held French company engaged in the pre-clinical and clinical development of cell-based therapies in the central nervous system and the eye, and will remain concentrated on its core business of stem cell technology. The Company will receive an initial payment of $3 million, royalties on future product sales, and a portion of certain Neurotech revenues from third parties in return for the assignment to Neurotech of intellectual property assets relating to ECT. In addition, the Company retained certain non-exclusive rights to use ECT in combination with its proprietary stem cell technology and in the field of vaccines for prevention and treatment of infectious diseases. The consideration received by the Company reflected consideration by the Company of the various alternatives for realizing value from its ECT technology and its negotiations with Neurotech.

         The sale of ECT is another step in the Company's previously announced plan for restructuring its operations to focus on the development of its stem cell technologies. The Company has relocated its headquarters from Rhode Island, where the ECT activity was previously based, to the Sunnyvale, California location of its wholly owned subsidiary, StemCells, Inc. The Company plans to dispose of its pilot manufacturing plant and its former corporate headquarters and ECT research facility in Rhode Island as part of the restructuring.

         The Company also announced that the Company and the Advanced Technology Program of the National Institute of Standards and Technology have agreed to terminate by mutual consent two grants previously awarded to the Company for ECT and stem cell related research. The ECT grant has been obviated by the sale of the technology. The Company intends to resubmit a proposal consistent with the new directions the Company is taking in its stem cell programs.

         Statements in this current report other than statements of historical facts constitute forward-looking statements regarding, among other things, the Company's future business operations. The Company's actual results may vary materially from those contemplated in the forward looking statements due to risks and uncertainties to which the Company is subject including without limitation uncertainties regarding the future development of ECT by Neurotech and the resulting uncertainty regarding the receipt of future revenues from Neurotech, the uncertainty of future grant awards, the Company's ability to successfully dispose of its pilot manufacturing plant in Rhode Island and to sublease its former corporate headquarters and ECT research facility in Rhode Island, and others that are described in

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Exhibit 99 to this current report entitled "Cautionary Factors Relevant to
Forward Looking Statements."

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

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
         Exhibit Number                            Title
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
             2.1 Asset Purchase and License Agreement dated as of December 29, 1999 ("Asset Purchase Agreement") between CytoTherapeutics, Inc. as Seller and Neurotech S.A. as Buyer, with certain confidential portions redacted. The Registrant will furnish supplementally a copy of any omitted schedule or exhibit to the Asset Purchase Agreement to the Securities and Exchange Commission upon request.

             99                     Cautionary Factors Relevant to
                                    Forward-Looking Statements
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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CYTOTHERAPEUTICS, INC.

                                        By /s/ Richard M. Rose
                                           ----------------------------------
                                           Title: Chief Executive Officer

         Date:  January 14, 2000


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